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                                                                  Exhibit 10.12

[EXCHANGE LOGO]

                         VALUE-ADDED RESELLER AGREEMENT

Exchange Applications, Inc. CONFIDENTIAL p. 1 OF 29 BUSDOCS:810525.5 This Agreement, made as of December 28, 1999 (the "Effective Date"), by and between Exchange Applications, Inc., a Delaware corporation having a principal place of business at One Lincoln Plaza, 89 South Street, Boston, Massachusetts 02111 ("Exchange"), and MICROSTRATEGY INCORPORATED, a Delaware corporation having a principal place of business at 8000 Towers Crescent Drive, Vienna, Virginia 22182 ("Value-Added Reseller" or "VAR").


WHEREAS, Exchange has developed ceratin commercial computer software products, including VALEX(TM) Software and eXstatic(TM) Software;

WHEREAS, VAR has developed or will develop Value-Added Products as described in Appendix B, including Strategy.com, which VAR markets or plans to market to end users in the industry; and

WHEREAS, VAR desires to obtain a license to market the Licensed Software and otherwise to act as a Value Added Reseller thereof, but only in conjunction with its Value-Added Products.

NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties as hereinafter set forth, the parties agree as follows:


1.       DEFINITIONS.

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         "Designated Computer Server" means the computer hardware and operating system designated on the relevant Order Form for use in conjunction with a Sublicense of VALEX Software or the V Developer License.

         "Developer Licenses" means the licenses granted to VAR pursuant to the terms of Section 2.1 of this Agreement.

         "End User" means any third party to whom VAR sublicenses the Licensed Software (a "Sublicense") pursuant to the terms of this Agreement, including, but not limited to, the specification of the minimum provisions of the Sublicense Agreements set forth in Section 2.3.

         "Fees" means any and all fees payable by VAR to Exchange hereunder in respect of the Developer Licenses, Reseller Licenses and Service Bureau License, including, but not limited to, all license fees, maintenance fees, and royalties.

         "Licensed Software" means the VALEX Software and eXstatic Software (each as more specifically described in Appendix A), in object code form, which is owned or licensed by Exchange and for which VAR is granted a license pursuant to this Agreement; the End User guides and manuals for use of that Software ("Documentation"); and any updates, modifications or enhancements thereto furnished to VAR by Exchange ("Updates").

         "Licenses" means the Demo License, VALEX Developer License, eXstatic Developer License, Reseller Licenses and ASP License, collectively.
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          "MCIF" means the aggregate number of individual customer records,  and the aggregate number of prospect records, of an End User in the database accessed by the VALEX Software, at the time of execution of a Sublicense for VALEX Software.

         "Order Form" shall mean a written document, consistent with the provisions of Section 4.1 of this Agreement, by which VAR orders Licensed Software for an End User.

         "Proprietary Material" shall mean Licensed Software, including, but not limited to, all related data and Documentation (and all know-how and technology employed or utilized in such manuals and software), and any portion thereof in any embodiment and any other information or data received by VAR from Exchange and identified by Exchange as proprietary or confidential, in written, graphic or machine-readable form, including, but not limited to, designs, concepts, ideas, improvements, know-how and technology, provided that "Proprietary Material" shall not include information and data which:

         (i) is or becomes generally available in the public domain without the fault of VAR;
         (ii) is already known to VAR prior to disclosure hereunder without an obligation of confidentiality to Exchange;
        (iii) is independently developed by VAR where VAR establishes that such development was accomplished without access to the ProprietarY Material; or
         (iv) is disclosed to VAR by a third party without restriction and without breach of any separate confidentiality obligation owed to Exchange.

         "Reporting Quarter" means a three (3) consecutive calendar month period: (i) December, January and February, (ii) March, April and May, (iii) June, July and August or (iv) September, October, November.

         "Strategy Affiliate" means any contractual affiliate of VAR's Strategy.com network, and "Affiliate Subscribers" are a Strategy Affiliate's customers who have subscribed to receive Strategy.com network services from VAR.

         "Update" means any subsequent release of the Licensed Software which is made generally available at no additional charge (other than shipping) to other licensees of the Licensed Software who have contracted to receive maintenance support. Updates shall not include any releases, options or future products which Exchange licenses separately from the Licensed Software.

         "Value-Added Product" means VAR's software product or service which provides value-added capabilities in connection with Licensed Software, and which VAR develops and/or sublicenses with the Licensed Software as part of a VAR System.

         "VAR System" means an integrated software bundle comprised of both a Value-Added Product and VALEX Software or eXstatic Software.


2.       GRANT OF LICENSES.

2.1 Demonstration License. Exchange hereby grants to VAR, during the term of the Agreement, a non-exclusive, non-transferable and royalty-free right and license (the "Demo License") to operate the Licensed Software, but only in conjunction with Value-Added Products, for the sole purpose of demonstrating the VAR System in a non-production environment. VAR shall take all reasonable and prudent precautions against unauthorized disclosure or copying of any Licensed Software while demonstrating the VAR System (including, without limitation,
making  the  Licensed   Software   reasonably   inaccessible   during   inactive
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demonstration  times,  and  deleting  copies of the Licensed  Software  from the potential customer's computers after completing the demonstrations at the customer site).

2.2      Development Licenses.

         a. Authorized Uses. Exchange hereby grants to VAR, for the term of the Agreement, a non-exclusive and non-transferable right and license to use one (1) copy of the (a) VALEX Software on a single Designated Computer Server (the "VALEX Developer License") and (b) eXstatic Software (the "eXstatic Developer License"), in each case, with the applicable Documentation, in a non-production environment and solely for the purposes of:

         (i) Developing, testing and integrating Value-Added Products with Licensed Software in a VAR System.

         (ii) Providing maintenance and technical support services to VAR's employees and End Users in respect of the Licensed Software in a VAR System.


         b. Restrictions. VAR shall not be authorized under either Developer License to, and VAR shall not, directly or indirectly: (i) encumber, transfer, sublicense, rent, lease, time-share or use the Licensed Software in any service bureau arrangement; or (ii) copy (except for archival purposes), distribute, manufacture, adapt, create derivative works of, translate, localize, port or otherwise modify any Licensed Software; or (iii) permit any third party to engage in any of the acts proscribed in clauses (i) through (ii).

2.3      Reseller Licenses.

        a. Sublicensing. Exchange hereby grants to VAR, for the term of this Agreement, a non-exclusive, non-transferable right and license to market, distribute and sublicense the (i) VALEX Software (the "V Reseller License") and
(ii) the eXstatic Software (the "X Reseller License"), in each case, together with the applicable Documentation, only in combination with Value-Added Products as part of a VAR System, on a non-exclusive and non-transferable basis.

         b. Sublicense Agreements. Every Sublicense of the Licensed Software by VAR to an End User shall be accomplished using a written Sublicense agreement (the "Sublicense Agreement"), executed by and between VAR and the End User, which agreement shall specify, at a minimum, that:

         (i) In the case of a VALEX Software Sublicense, the server component of the Licensed Software will be used only on a single Designated Computer Server.

         (ii)     Licensed Software shall only be used: (A) in object code form;
                  (B) for the End User's own internal data processing purposes; and (C) only in combination with Value-Added Products as part of a VAR System.

         (iii)    End  User  will  not  (A)  use  the   Licensed   Software   or
                  Documentation to create any software or documentation that is similar to any of the Licensed Software or Documentation, (B) decompile, disassemble, reverse compile, reverse assemble, reverse translate or otherwise reverse engineer any Licensed Software, or use any similar means to discover the source code of the Licensed Software or to discover the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Licensed Software; (C) encumber, transfer, sublicense, rent, lease, time-share or use the Licensed Software in any service bureau arrangement; or (D) copy (except for archival purposes), distribute, manufacture,
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                  adapt, create derivative works of, translate,  localize,  port or otherwise modify any Licensed Software; or (E) permit any third party to engage in any of the acts proscribed in clauses
                  (A) through (D).

         (iv) End User shall not obtain any right, title and interest in or to the Licensed Software, except as specifically authorized by this Agreement.

         (v) Exchange (and its third party licensors) shall have no liability for any damages to End Users arising out of or in connection with use or performance of the Licensed Software, regardless of the form of any claim or action, or whether the damages are direct, indirect, incidental, special, punitive or consequential.

         (vi) The warranty in respect of the Licensed Software, and VAR's obligations to correct or replace any materially non-compliant Licensed Software, are not in excess of the warranty and disclaimers of warranty provided in this Agreement.

         (vii) Upon any termination of the Sublicense, the End User will: (A) discontinue use of the Licensed Software; (B) return the Licensed Software, Documentation and all archival or other copies thereof to VAR (or, at Exchange's sole option, destroy all of the same); and (C) have an officer of End User certify in writing that all such copies have been returned or destroyed, as the case may be, and that all use thereof has been discontinued.

         (viii) End User shall not publish or otherwise disclose any results of evaluations or benchmark tests of the Licensed Software, except to Exchange.

         (ix) End User shall comply in all material respects with all relevant export control laws and regulations of the United States and any applicable foreign jurisdictions to assure that neither the Licensed Software and any direct, indirect or derivative product thereof, are not exported, directly or indirectly, in violation of United States law;

         (x)      Exchange  is a  third  party  beneficiary  of  the  Sublicense
                  Agreement.

         (xi) The Licensed Software shall be provided with "Restricted Rights" to the U.S. Government or to any federal contractor. Each Sublicense Agreement shall specifically state that the Licensed Software was developed at private expense and is licensed with Restricted Rights in accordance with DFARS
                  52.227.7013. (VAR will place an effective restricted rights legend, in addition to applicable copyright notices, on any media containing the Licensed Software or Documentation.)


         (xii) The Sublicense Agreement shall be governed by the laws of the Commonwealth of Massachusetts, or of the United States of America.

         (xiii) Prohibit the use and disclosure of the Exchange's Proprietary Materials in a manner consistent with the provisons of this Agreement.

2.4      Service Bureau License.

         a. Authorized Use. Exchange hereby grants to VAR, for the term of this Agreement, a non-exclusive, non-transferable right and license (the "Service Bureau License") to host on VAR's computer server and use one (1) copy of the eXstatic Software for the purpose of operating an electronic mail, marketing and messaging service bureau (also commonaly known as being an application service provider, the "Service Bureau"), but such service shall only be provided to and for the benefit of Strategy Affiliates and solely for the purpose of marketing Strategy.com services to Affiliate Subscribers. In connection with operation of this Service Bureau, VAR shall not provide, disclose or sublicense the Licensed Software to any Strategy Affiliate.

         b. Restrictions. VAR shall not be authorized under the Service Bureau License to, and VAR shall not, directly or indirectly: (i) encumber, transfer, sublicense, rent, lease, time-share or use the Licensed Software in any service bureau arrangement (except as expressly provided for in Section 2.4(a)); or (ii) copy (except for archival purposes), distribute, manufacture, adapt, create derivative works of, translate, localize, port or otherwise modify any Licensed Software; or (iii) permit any third party to engage in any of the acts proscribed in clauses (i) through (ii).

         c. Service Agreements. Provision of the service bureau services by VAR to every Strategy Affiliate shall be accomplished using a written service agreement (the "Service Bureau Agreement"), executed by and between VAR and the Strategy Affiliate, which agreement shall specify, at a minimum, that:

         (i) Strategy Affiliate shall not use or disclose the Licensed Software, except in connection with receipt of services from VAR.

         (ii) Strategy Affiliate shall not, directly or indirectly: (A) access the Licensed Software; (B) decompile, disassemble, reverse compile, reverse assemble, reverse translate or otherwise reverse engineer any Licensed Software, or use any similar means to discover the source code of the Licensed Software or to discover the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Licensed Software; or (C) copy, distribute, manufacture, adapt, create derivative works of, translate, localize, port or otherwise modify any Licensed Software.

         (iii) Strategy Affiliate shall not obtain any right, title and interest in or to the Licensed Software.

         (iv) Exchange (and its third party licensors) shall have no liability for any damages to Strategy Affiliate arising out of or in connection with use or performance of the Licensed Software or VAR's services, regardless of the form of any claim or action, or whether the damages are direct, indirect, incidental, special, punitive or consequential.

         (v) VAR's services shall not be warranted in any respect with reference to the Licensed Software.

         (vi) Upon any termination of the Service Bureau License, the Strategy Affiliate shall no longer have any right to the provision of services by VAR that depend or rely on, in any mannter VAR's use of Licensed Software.


3.       SERVICES.

3.1      Maintenance and Support Services.

         a. Developer Licenses. In connection with the Developer Licenses, Exchange shall provide maintenance and support services for the Licensed Software in accordance with Appendix C. Such services will be provided to VAR on an annual basis, commencing on the Effective Date, provided that maintenance and support services for years after the first year will only be provided (and fees will only be payable hereunder) if such services are requested by VAR. VAR shall pay to Exchange the applicable maintenance Fees specified in Exhibit A, for each of the VALEX Developer License and eXstatic Developer License, within thirty
(30) days of the first anniversary of the Effective Date and every anniversary thereafter during the term of this Agreement for which maintenance and support services are requested by VAR. VAR shall designate no more than one (1) System Manager, and one (1) designated alternate in the event the System Manager is not available, for receipt of maintenance and support services from Exchange.

         b. Reseller Licenses. In connection with each Sublicense granted pursuant to the Reseller Licenses, Exchange shall provide maintenance and support services for the Licensed Software in accordance with Appendix D. Such services will be provided directly to VAR (not to any End User) on an annual basis, commencing on the effective date of each Sublicense. VAR shall pay to Exchange the applicable Fees specified in Exhibit A within thirty (30) days of the Sublicense effective date and within thirty (30) days of each anniversary thereafter. VAR shall designate no more than one (1) System Manager, and one (1) designated alternate in the event the System Manager is not available, for receipt of maintenance and support services from Exchange.

         c. Service Bureau License. In connection with the Service Bureau License, Exchange shall provide maintenance and support services for the Licensed Software in accordance with Appendix E. Such services will be provided only to VAR (not to any Strategy Affiliate) on an annual basis, commencing on the Effective Date, provided that maintenance and support services for years after the first year will only be provided (and fees will only be payable hereunder) if such services are requested by VAR. VAR shall pay to Exchange the applicable Fees specified in Exhibit A within thirty (30) days of the Effective Date and within thirty (30) days of each anniversary thereafter. VAR shall designate no more than one (1) system manager, and one (1) designated alternate in the event the System Manager is not available, for receipt of maintenance and support services from Exchange.

         d. Support for End Users and Strategy Affiliates. VAR is responsible for providing complete support to End Users and Strategy Affiliates, as the case may be, for its Value-Added Products, each VAR System and the Service Bureau. VAR shall be responsible for providing first line support, skilled instructors and technical assistance to End Users and Strategy Affiliates. First line support shall include, but not be limited to, answering questions about using the Licensed Software or service, ensuring that the Licensed Software or service is used by End Users or Strategy Affiliates in accordance with the Documentation, and determining the origin of problems. Exchange shall provide to VAR one (1) copy of each Update, error correction, or modification to the Licensed Software (in object code format), and to the corresponding Documentation, if any. VAR shall be responsible for copying and distributing Updates and other maintenance to End Users; provided, that (A) such recipient End User has a valid Sublicense and maintenance agreement with VAR; and (B) VAR has paid to Exchange all Sublicense and maintenance Fees due with respect to the End User. In the event that Exchange performs maintenance services with respect to the VAR System or Service Bureau that, pursuant to Appendix D or Appendix E, as the case may be, should have been performed by VAR, then VAR will reimburse Exchange for such services at Exchange's then current rates. VAR will also reimburse Exchange for all actual and reasonable expenses incurred in the performance of such services.

         e. Remote Access. VAR shall install and maintain for the duration of this Agreement, a 28.8K baud or higher modem and associated dial-up telephone line. VAR shall pay for installation, maintenance and use of such equipment and associated telephone line use charges. Exchange, with VAR's consent, may use this modem and telephone line in connection with error diagnosis and correction.

         f. Source Code Escrow. Promptly after the Effective Date, Exchange shall cooperate with VAR in order that VAR shall become a preferred beneficiary (at VAR's sole expense) and upon terms with respect to trigger events to be mutually agreed under that certain Master Preferred Escrow
Agreement, effective as of 4 February 1997, by and between Exchange and Data Securities International, Inc., upon and after which VAR shall have the rights and obligations of a beneficiary in accordance with and subject to such escrow agreement.

3.2 Training. Exchange will provide training services under the Developer License, in accordance with the terms, if any, of this Agreement. For any on site services requested by VAR, VAR shall reimburse Exchange for actual, reasonable travel and out-of-pocket expenses incurred. VAR may participate in additional training relative to the Licensed Software subject to Exchange's then current policies and prices.

3.3 Professional Services. VAR may contract with Exchange for other professional services which Exchange makes available. All such services will be provided in accordance with the Master Agreement for Professional Services, attached hereto as Exhibit C.


4.       ORDERS; SHIPMENTS.

4.1 Orders. Upon the initial execution of each Sublicense Agreement (and any later amendment for additional copies of the Licensed Software or to upgrade or transfer the Licensed Software), VAR shall provide to Exchange an Order Form consistent with the terms of this Agreement. Each Order Form shall contain at least the following information:

         a.       End User's legal name, address, contact name and phone number.
         b.       Sublicense effective date.
         c.       Identification of Licensed Software components.
         d. For VALEX Sublicenses, the MCIF, Designated Computer Server and number of named users.
         e.       Sublicense royalty
         f.       Maintenance royalty
         g.       Installation date

4.2 Shipments. No order shall be binding upon Exchange until accepted by an authorized representative or agent of Exchange at its principal place of business, which acceptance shall not be unreasonably withheld. Within five (5) business days after acceptance, Exchange will ship the ordered Licensed Software to VAR, for VAR's subsequent distribution to the End User.


5.       FEES; REPORTS; PAYMENTS.

5.1 Developer Licenses. Upon execution of this Agreement, VAR shall pay to Exchange the license fees set forth for each of the VALEX Developer License and eXstatic Developer License set forth in Exhibit A. VAR shall pay to Exchange the annual maintenance fees specified in Exhibit A, for each of the VALEX Developer License and eXstatic Developer License, within thirty (30) days of each anniversary of the Effective Date during the term of this Agreement.

5.2 Reseller Licenses. Within thirty (30) days after execution of each Sublicense Agreement, VAR shall pay to Exchange the applicable Sublicense royalty and the first year's annual maintenance royalty set forth in Exhibit B. Within thirty (30) days of every anniversary of the Sublicense effective date during the term of this Agreement, VAR shall pay to Exchange the annual maintenance royalty specified in Exhibit B. In the case of any eXstatic
Sublicense, VAR shall pay to Exchange monthly in arrears, the recurring Sublicense royalty within thirty (30) days after the end of each calendar month, based on the End User's actual email volume as set forth in Exhibit B. In the event that an End User desires to upgrade VALEX Sublicense to a larger MCIF capacity, or transfer the Licensed Software to another operating system, VAR will pay transfer fee royalties to Exchange based on Exchange's transfer policies and rates in effect at the time of reference thereto. All such transfer fee royalties shall be due and payable within thirty (30) days of the effective date of such transfer. Exchange reserves the right, from time to time and at any time, to revise the published list price for any Licensed Software, which new price shall become effective for the purposes of VAR's royalty payments hereunder upon ninety (90) days prior written notice to VAR.

5.3 Service Bureau License. Within fifteen (15) days after the end of each Reporting Quarter during the term of this Agreement, VAR shall report the number of Strategy Affiliates designated by VAR for purposes of the Service Bureau during such quarter, and pay to Exchange the applicable license fee and first year's annual maintenance fee set forth in Exhibit B in respect of such new Strategy Affiliates; provided, however, during the initial term of this Agreement, VAR shall not be obligated to pay any license fees under this Section
5.3 in excess of eight million dollars ($8,000,000). At the time of such quarterly payments, VAR shall pay the annual maintenance fee set forth in Exhibit B in respect of each Strategy Affiliate, the anniversary of whose designation by VAR occurred during such quarter.

5.4 Payments. All Fees are due and payable in US Dollars at Exchange's address. All shipments by Exchange shall be FOB origin.


5.5 Taxes. All payments required by this Agreement are exclusive of federal, state, local and foreign taxes, duties, tariffs, levies and similar assessments and VAR agrees to bear and be responsible for the payment of all such charges imposed upon the Licensed Software and Documentation used, copied or distributed by VAR hereunder, excluding taxes based upon Exchange's net income, corporate franchise, personal property or employee-related taxes.

5.6 Records and Audits. VAR shall maintain compete and accurate records concerning all shipments of Licensed Software, Sublicense Agreements, Service Bureau Agreements, and Fees payable to Exchange, including the number of Strategy Affiliates. During the term of this Agreement and for five (5) years after the year in which any payments are made to VAR hereunder, Exchange shall have the right upon reasonable advance written notice, to have an independent auditor verify VAR's marketing efforts, compliance with this Agreement and the notices, reports and payments provided by VAR to Exchange. VAR shall make its processors and all applicable books and records available for such inspection during normal business hours at VAR's principal place of business, and Exchange shall make all reasonable efforts not to disrupt VAR's business during the audit. Any such audit shall be at the expense of Exchange, unless such audit discloses an underpayment by the VAR for the audited period in excess of five percent (5%), in which case VAR shall reimburse Exchange for such expenses. If the audit discloses any underpayment by VAR, VAR shall promptly make payment to Exchange of such underpayment, together with interest thereon at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law. Exchange's rights under this Section 5.6 shall survive any expiration or termination of this Agreement.


6. RESPONSIBILITIES OF VAR. VAR represents that within two (2) months after the Effective Date, it will have the personnel, knowledge and skill necessary to market (a) the Licensed Software as part of VAR Systems, (b) the Service Bureau. VAR agrees that it shall, at its sole expense:

         a. Provide installation support as well as reasonable training of End Users and Strategy Affiliates in the day to day use and application of the VAR System and Service Bureau, respectively.

         b. Operate a maintenance and support service to provide End Users and Strategy Affiliates with answers to questions and other assistance in using the VAR System or Service Bureau.

         c. Serve as the sole point of contact with End Users and Strategy Affiliates to respond to requests for maintenance services, and to process claims for correction or replacement of any portions of the Licensed Software incorporated in the VAR System to the extent that such claim may involve Exchange's warranty obligations under this Agreement.

         d. Keep complete and accurate records of warranty claims and requests for maintenance services or other assistance and of actions taken in response thereto, and promptly make available all such records to Exchange upon request.

         e. Use commercially reasonable efforts to promote, advertise and market the VAR Systems and Service Bureau.

         f. Refrain from deceptive, misleading, illegal, or unethical practices that may be detrimental to Exchange or Licensed Software.

         g. Not make any representations, warranties or guarantees to End Users or Strategy Affiliates concerning the Licensed Software that are inconsistent with or in addition to those made in this Agreement.

         h. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Licensed Software and the Service Bureau.

         i.       Ensure  that  Value-Added   Products  comprise  a  significant
                  portion of every VAR System.

         j. Establish its own pricing for the VAR System and Service Bureau services, and acknowledge that Exchange is free to establish its own prices for the Licensed Software.

         k. Indemnify Exchange and hold it harmless from any loss, claim or damage to any person arising out of VAR's unauthorized use of the Licensed Software; provided, that (i) Exchange shall have promptly provided VAR written notice thereof and reasonable cooperation, information, and assistance (at VAR's expense) in connection therewith, and (ii) VAR shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Any failure by Exchange to promptly notify VAR of a claim for which indemnification is sought under this Section 6(k), or to cooperate in such claim, shall only relieve VAR of its indemnity obligations hereunder to the extent that it is prejudiced by such delay or failure to cooperate.


7.       TRADEMARKS

7.1 Use of Marks. VAR shall use the Exchange's trademarks (including, but not limited to, "VALEX(TM)" and "eXstatic(TM)"), service marks, the Exchange design and logo, and the trade name "Exchange" (collectively, the "Marks") in connection with the marketing of the Licensed Software, VAR Systems and Service Bureau in accordance with the terms of this Agreement. Any use of the Marks by VAR shall remain the sole property of Exchange and shall inure to the benefit of Exchange. All right, titel and interest in and to the Marks adopted by Exchange to identify the Licensed Software and other Exchange products and services remain with Exchange, and VAR will have no rights in such Marks except as expressly set forth herein. VAR's use of the Marks shall be under Exchange's trademark policies and procedures then in effect.

7.2 No Confusion. VAR agrees not to use the trademark "Exchange", "VALEX" or "eXstatic" or any mark beginning with the letters "EXC", B+"Val", or "Exc" or any other mark likely to cause confusion with the trademark "Exchange", as any part of VAR's trade name, trademark for any Value-Added Product or other product of VAR. VAR shall have the right to use the Marks solely to refer to Exchange's products and services. VAR shall not market the Licensed Software in any way which could reasonably be deemed to imply that the Licensed Software is the proprietary product of VAR or of any party other than Exchange.

7.3 Notices. With respect to Exchange's registered trademarks, VAR shall include in each advertisement, brochure, or other such use, the trademark symbol "(R)" and the following statement:

         __________(R) is a registered trademark of Exchange Applications Inc., Boston, Massachusetts 02111

Unless notified otherwise in writing by Exchange, with respect to Exchange's other trademarks, VAR shall include in each advertisement, brochure, or other such use, the symbol "TM" and the applicable statement:

         VALEX(TM)is a trademark of Exchange Applications, Inc., Boston, Massachusetts 02111 eXstatic(TM)is a trademark of Exchange Applications, Inc., Boston, Massachusetts 02111 __________(TM)is a trademark of Exchange Applications, Inc., Boston, Massachusetts 02111


8.       WARRANTY; WARRANTY DISCLAIMERS; LIMITAITON OF LIABILITY.

8.1 Licensed Software Warranty. Exchange warrants to VAR (and not to any End User or Strategy Affiliate) that, during the first ninety (90) days following the delivery (in respect of the Developer Licenses, the Service Bureau License, and each Sublicense granted under the Reseller Licenses) of the Licensed Software (the "Warranty Period"), the Licensed Software will conform in all material respects to the specifications contained in the Documentation. Exchange's sole responsibility under this warranty shall be to correct or replace that portion of the Licensed Software which fails to conform to said warranty; provided, that VAR has reported in writing to Exchange any defect or error claimed to be a breach of warranty within the Warranty Period. If Exchange is unable to correct or replace the nonconforming Licensed Software within thirty (30) days of written notification to Exchange during the 90-day warranty period, Exchange shall reimburse VAR for the amount of license fees paid for the nonconforming Licensed Software, and the license for that nonconforming Licensed Software shall be immediately terminated.

8.2 Exclusions. Exchange will have no liability under the foregoing warranty if (i) the Licensed Software is modified by any party other than Exchange or without Exchange's prior written consent, (ii) VAR fails to give Exchange written notice of the claimed breach of warranty within the Warranty Period, (iii) the failure to conform is caused in whole or part by persons other than Exchange, or by products, equipment, databases, inputs or computer programs not furnished by Exchange (including, but not limited to, any Value-Added Products or any other VAR System or Service Bureau component); (iv) the Licensed Software is used other than in accordance with the terms of this Agreement or exposed to environmental or operating conditions beyond those specified in writing by Exchange; or (v) the Licensed Software is damaged, altered or affected in any material respect by accident, neglect, misuse or other abuse other than by Exchange's employees or agents. All Documentation and Updates are provided without warranty, on an "AS IS" basis. Exchange does not represent or warrant that all errors can, or will be, corrected.

8.3 No Warranty for Services. EXCHANGE MAKES NO WARRANTY OF ANY KIND, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MAINTENANCE, SUPPORT OR OTHER SERVICE PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE LICENSED SOFTWARE).

8.4 Warranty Disclaimers. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 8, THE LICENSED SOFTWARE IS NOT ERROR-FREE AND IS BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. EXCHANGE HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED SOFTWARE
INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE. EXCHANGE'S EXPRESS WARRANTIES SHALL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO OBLIGATION OR LIABILITY SHALL ARISE OUT OF, EXCHANGE'S RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE IN CONNECTION WITH LICENSED SOFTWARE. ALL THIRD PARTY LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE USE OF THEIR MATERIALS IN CONNECTION WITH THE LICENSED SOFTWARE, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.5 VAR Responsibilities. VAR shall make no representation or warranty concerning the quality, performance or other characteristics of the Licensed Software, or Exchange's obligations with respect thereto, other than those which are consistent in all respects with, and do not expand the scope of, the warranties set forth herein.

8.6 Limitation of Liability. EXCEPT FOR (i) EITHER PARTY'S OBLIGATIONS IN RESPECT OF THIRD PARTY CLAIMS UNDER SECTION 9 (INFRINGEMENT INDEMNITIES) AND
(ii) EITHER PARTY'S BREACH OF ITS OBLIGATIONS UNDER SECTION 10 (PROTECTION OF PROPRIETARY RIGHTS), IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY FOR ALL DAMAGES TO THE OTHER PARTY FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, EXCEED THE License FEES OR SUBLICENSE ROYALTIES (A) IN THE CASE OF EXCHANGE, PAID BY VAR OR (B) IN THE CASE OF VAR, THAT SHOULD HAVE BEEN PAID BY VAR, FOR THE COPY OF THE LICENSED SOFTWARE THAT GAVE RISE TO THE CLAIM. EXCEPT FOR (III) EITHER PARTY'S OBLIGATIONS IN RESPECT OF THIRD PARTY CLAIMS UNDER SECTION 9 (INFRINGEMENT INDEMNITIES) AND (iV) EITHER PARTY'S BREACH OF ITS OBLIGATIONS UNDER SECTION 10 (PROTECTION OF PROPRIETARY RIGHTS), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF DATA, BUSINESS, PROFITS OR USE OF THE LICENSED SOFTWARE, OR FOR ANY SPECIAL,
INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED SOFTWARE OR OTHERWISE UNDER THIS AGREEMENT, WITHOUT REGARD TO WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS ARE INDEPENDENT FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY PROVIDED HEREIN.


9.       INFRINGEMENT INDEMNITIES.

9.1      Exchange's Indemnity.

         a. Indemnity. Except as provided below, Exchange shall defend and indemnify VAR from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) finally awarded against VAR and arising out of any claim that the Licensed Software infringes a valid United States patent or copyright or misappropriates a trade secret of a third party; provided, that (i) VAR shall have promptly provided Exchange written notice thereof and reasonable cooperation, information, and assistance (at Exchange's expense) in connection therewith, and (ii) Exchange shall have sole control and authority with respect to the defense, settlement, or compromise thereof. If any Licensed Software becomes or, in Exchange's opinion, is likely to become the subject of any injunction preventing its use as contemplated herein, Exchange may, at its option, (1) procure for the VAR (and End Users and Strategy Affiliates) the right to continue using such Licensed Software, (2) replace or modify such Licensed Software so that it becomes non-infringing without substantially compromising its functionality, or, if (1) and (2) are not reasonably available to Exchange, then (3) terminate VAR's Licenses and the Sublicenses in respect of the allegedly infringing Licensed Software and pay to VAR an amount not to exceed the depreciated value of the Licensed Software equal to the license Fee paid by VAR for such Licensed Software depreciated on a straight line basis over a three and one-half (3 1/2) year period. Exchange shall have no obligation for any costs incurred by Licensee without Exchanges's prior written authorization.

         b. Exclusions. Exchange shall have no liability or obligation to VAR hereunder with respect to any patent, copyright or trade secret infringement claim based upon (i) use of the Licensed Software in an application or environment or on a platform or with devices for which the Licensed Software was not designed or contemplated, (ii) modifications, alterations, combinations or enhancements of the Licensed Software not created or authorized by Exchange or its authorized contractors or agents, (iii) use of a superseded version of the Licensed Software if the infringement would have been avoided by using an Update that Exchange provided to VAR; or (iv) any patent, copyright or trade secret in which VAR (or any of its affiliates), or any End User or Strategy Affiliate, has an interest. In accordance with Section 9.2, VAR shall indemnify and hold Exchange harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in clauses (i) through (iv) above.

         c. Entire Liability. The foregoing states the entire liability of Exchange, and the sole and exclusive remedy of VAR, with respect to any claim of infringement of patents, copyrights and trade secrets by the Licensed Software, or any part thereof, or by its operation.

9.2      VAR's Indemnity.

         a. Indemnity. VAR shall defend and indemnify Exchange from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claim that any software, product or service (including, but not limited to, any Value-Added Product) provided in connection with any VAR System or the Service Bureau infringes a valid United States patent or copyright or misappropriates a trade secret of a third party; provided, that
(i) Exchange shall have promptly provided VAR written notice thereof and reasonable cooperation, information, and assistance (at VAR's expense) in connection therewith, and (ii) VAR shall have sole control and authority with respect to the defense, settlement, or compromise thereof.

         b. Entire Liability. The foregoing states the entire liability of VAR, and the sole and exclusive remedy of Exchange, with respect to any claim of infringement of patents, copyrights and trade secrets by VAR's software, products and services, or any part thereof, or by their operation.

9.3 Prompt Notice. The party seeking indemnification under this Section 9 will immediately inform the indemnifying party as soon as it becomes aware of any threatened or actual liability claim by a third party. Any failure by the party seeking indemnification under this Section 9 to promptly notify the indemnifying party of a claim for which indemnification is sought, or to cooperate in such claim, shall only relieve the indemnifying party of its indemnity obligations hereunder to the extent that it is prejudiced by such delay or failure to cooperate.


10.      PROTECTION OF PROPRIETARY RIGHTS.

10. Definition. "Proprietary Materials" shall mean, with respect to Exchange, all Licensed Software, Updates and enhancements, modifications and translations thereof , with respect to VAR, all Value-Added Products, and with repsect to both parties, any other information or data disclosed by either party to the other, in written, graphic or machine readable form which by its nature or type should reasonably be considered proprietary or confidential or which the disclosing party labels as being proprietary or confidential. Each party acknowledges that the other's Proprietary Materials are confidential and constitute valuable assets of the discolosing party (or its third party licensors). Proprietary Material does not include:

         (i) Information which is or becomes available in the public domain other than through disclosure by the receiving party (the "Recipient") in breach of this Agreement);

         (ii) Information disclosed or made available at any time to the Recipient by a third party without breach of any relationship of confidentiality to the disclosing party (the "Discloser");

         (iii) Information independently developed by the Recipient without use of the Proprietary Material of the Discloser;

         (iv) Information which was already known to the Recipient, without an obligation of confidentiality to the Discloser, at the time of disclosure hereunder.

10.2 Confidentiality. Except for the specific rights granted by this Agreement, Recipient shall not use, copy or disclose any Proprietary Material without the written consent of the Discloser. Recipient shall hold all Proprietary Materials in confidence, and use the highest commercially reasonable degree of care to protect the Proprietary Materials, including at a minimum, those precautions Recipient employs to protect its own confidential information, but not less than a reasonable degree of care. Recipient shall not disclose the Proprietary Materials except to its employees that have a need to know in connection with Recipient's authorized uses under this Agreement and who have agreed in writing not to disclose the Proprietary Materials. Recipient shall bear the responsibility for any breaches of confidentiality by its employees. Within ten (10) days after Discloser's request, and in its sole discretion, Recipient shall either return to Discloser all originals and copies of any Proprietary Materials and all information, records and materials developed therefrom by Recipient, or destroy the same, other than such Proprietary Materials as to which this Agreement expressly provides a continuing right to Recipient to retain at the time of the request.

10.3 Proprietary Rights. Discloser (or its third party licensors) shall retain all rights, title and interest in the Proprietary Materials, and Recipient shall not take any action inconsistent with such title and ownership. VAR, End Users and Strategy Affiliates shall not acquire any rights in Exchange's Proprietary Materials, and Exchange shall not acquire any rights in VAR's Proprietary Materials, except as express in this Agreement. VAR will keep records of the number and location of all copies of Proprietary Materials and make such records available to Exchange. Recipient shall not remove any copyright or legal notices or proprietary rights notice included in any Proprietary Material and shall reproduce all such notices on any copies of Proprietary Material.

10.4 No Reverse Engineering. VAR shall not: (i) use any Licensed Software or Documentation to create any software or documentation that is similar to or competitive with any of the Licensed Software or Documentation; (ii) decompile, disassemble, reverse compile, reverse assemble, reverse translate or otherwise reverse engineer any Licensed Software, or use any similar means to discover the source code of the Licensed Software or to discover the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Licensed Software; or (iii) permit any third party to engage in any of the acts proscribed in clauses (i) through (ii).

10.5 Notice. Recipient shall notify Discloser promptly of any unauthorized possession, disclosure, or use of Proprietary Material or, in the case of VAR, any violation of the confidentiality provisions included in any Sublicense Agreement or Service Bureau Agreement of which VAR is aware. Recipient will take such actions as Discloser may reasonably request (including instituting appropriate legal proceedings) to enforce the confidentiality provisions of such agreements and to prevent or remedy any further unauthorized possession, disclosure or use of Proprietary Materials.

10.6 Remedies. Money damages will not be an adequate remedy if this Section 10 is breached and, therefore, Discloser shall, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach without the necessity of posting any bond.


11.      TERM; TERMINATION

11.1 Term. This Agreement shall commence on the Effective Date and continue for a period of three and one-half (3 1/2) years thereafter. This Agreement may be renewed for an additional term of equal duration, upon the mutual written consent of the parties.

11.2 Termination. Notwithstanding the foregoing, this Agreement may be terminated:


         a. Material Breach. By either party, in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of notice of such breach from the non-breaching party.

         b. Bankruptcy. By either party, immediately in the event any assignment is made by the other party for the benefit of creditors, the party admits in writing its inability to pay debts as they come due, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within sixty (60) days.

11.3 Effects of Termination. Upon termination of this Agreement for any reason, all rights, obligations and licenses of the parties hereunder shall cease, except for the following obligations:

         a. Payments. VAR's liability for any Fee, charges, payments or expenses due to Exchange that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

         b. Termination of Licenses. VAR shall have no further right to copy or use any Licensed Software (except to fulfill Sublicense orders outstanding as of the termination date) and immediately after the termination or expiration date hereof, VAR shall deliver to Exchange, at VAR's expense, all originals and copies of the (i) Licensed Software, (ii) Documentation, (iii) other Proprietary Materials in the possession or under the control of VAR and (iv) render unusable all intangible data and information. VAR shall certify in writing to Exchange within ten (10) days following termination that it has complied with this
Section 11.3.b.

         c. Survival. The provisions of Sections 5.5 (Taxes), 5.6 (Records and Audits), 8 (Warranty; Warranty Disclaimers; Limitation of Liability), 9 (Infringement Indemnities), 10 (Protection of Proprietary Materials), 12
(Nondisclosure), 13 (Compliance with Laws), 14 (General) and this Section 11 shall survive any termination or expiration of this Agreement.

11.4 Sublicenses. Notwithstanding any of the foregoing, any expiration or termination of this Agreement shall not have an impact on those Sublicense Agreements issued under this Agreement, and all terms and conditions of such Sublicense Agreements shall continue in full force and effect.

12. NONDISCLOSURE. Without first obtaining the written consent of the other party, neither party shall disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be required by legal procedures or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. VAR shall not disclose the results of benchmark tests or the statistical performance results of any other evaluation of the Licensed Software to any third party without Exchange's prior written approval.


13.      Compliance with Laws.

13.1 Export. VAR shall not export or re-export, directly or indirectly (including via remote access), Licensed Software, Documentation or other information or materials provided by Exchange hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be VAR's responsibility to comply with the latest United States export regulations, and VAR shall defend and indemnify Exchange from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Licensed Software, Documentation, or other information or materials provided by Exchange hereunder were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations.

13.2 Compliance with Laws of Other Jurisdictions. VAR shall comply in all material respects with all laws, legislation, rules, regulations, and governmental requirements with respect to the Licensed Software, and the performance by VAR of its obligations hereunder, of any jurisdiction in or from which VAR directly or indirectly causes the Licensed Software to be used or accessed. In the event that this Agreement is required to be registered with any governmental authority, VAR shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.


14.      GENERAL

14.1 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be extended for the period of delay or inability to perform due to such occurrence.

14.2 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law or in equity.

14.3 No Agency; Independent Contractors. Nothing contained in this Agreement shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose. VAR shall have no authority to vary, alter or enlarge any of Exchange's obligations hereunder or to make representations, warranties or guarantees on behalf of Exchange. VAR shall make all agreements with End Users and Strategy Affiliates in its own name and for its own account and risk, and shall establish its own prices.

14.4 Governing Law; Jurisdiction & Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to its choice of law provisions. In the event of any conflict between foreign laws, rules and regulations and those of the United States, the laws, rules and regulations of the United States shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14.5 Entire Agreement; Amendment. This Agreement and the Appendices and Exhibits attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not set forth in this Agreement and neither shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. Terms set forth in any purchase order of VAR (or other similar document) that are in addition to or at variance with the terms of this Agreement are specifically waived by VAR. All such terms are considered by Exchange to be proposed material alterations of this Agreement and are rejected. VAR's purchase order is only effective as VAR's unqualified commitment to pay for a license to the Licensed Software upon the terms (and only the terms) set forth herein.

14.6 Costs, Expenses and Attorneys' Fees. VAR shall reimburse Exchange for all reasonable costs (including attorneys' fees) incurred by Exchange in collecting late payments from VAR. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

14.7 Assignment. This Agreement, the Licenses and all of the other rights and obligations hereunder, may not be assigned, in whole or in part by VAR, without the prior written consent of Exchange. Any attempt by VAR to do so without such consent shall be null and void ab initio. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

14.8 Notices. Any notice or communication from one party to the other shall be in writing and either personally delivered or sent certified mail, postage prepaid, return receipt requested, addressed to such other party at the address specified in the first paragraph of this Agreement, or at such other address as such party may from time to time designate in a notice to the other party. All notices shall be in English and shall be effective upon receipt.

14.9 Non Solicitation. For the term of this Agreement and for a period of twelve months after any expiration or termination of this Agreement, the parties hereto do agree and affirm to refrain from any and all attempts to solicit or recruit the employees of the other without the prior written approval of the party whose employee is being considered for employment. This shall in no way, however, be construed to restrict, limit or encumber the rights of any employee granted by law.

14.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.


Exchange Applications, Inc.                 MicroStrategy Incorporated

By:              [illegible]                By: /s/ Sanju Bansal
    -------------------------                   --------------------------------

Name:______________________________         Name:  Sanju Bansal
                                                   -----------------------------

Title:_____________________________         Title: COO
                                                   -----------------------------

Date:______________________________         Date:_______________________________

                                  APPENDIX A-1


                     VALEX(TM) Software Product Description

VALEX software transforms raw customer data into usable marketing information. It integrates with other decision support software to leverage the customer information in a customer's data warehouse.

VALEX Delivers:

   o A full-function suite of database marketing tools for segmentation, campaign planning, campaign management, campaign data extraction, and back-end reporting and analysis.
   o Integrated capabilities to define, refine, and reuse segmentation schemes, profile segments, and reuse campaign criteria over time and across.
   o An Open systems architecture which maximizes data access throughout the organization, minimizes investment costs, and supports flexible, extendible capabilities.
   o A multi-tier End User interfaces which supports direct access to data by staff with differing technical skills levels and database knowledge.

                                  VALEX Modules

VALEX Segment

Segment is a powerful data access tool which allows the customer to define and count sets of customers using a point-and-click End User interface or with the full capabilities of native SQL.

VALEX Profile

Profile creates three-dimensional profiles or cross-tabulations of the database. A wide variety of mathematical functions are available as well as advanced tools for grouping and manipulating the dimensions of the profile. Results can be displayed, stored, and integrated with client tools such as Excel.

VALEX Campaign

Campaign  completely   automates  the  definition  and  management  of  targeted
marketing campaigns. Mutually exclusive and collectively exhaustive customer sets are created automatically through Campaign's de-duplication utility. Facilities are provided to manage audience splits and quantity limits. Campaign performs the data manipulation necessary to format the data for direct mail, telemarketing, and other targeted customer communication programs and generates the files to execute these processes.

VALEX Extract

Extract performs the actual data extraction for the customer sets identified by Segment and Campaign. Extract generates flat files or RDBMS database tables in flexible formats defined by the system manager or end-End User. Extract has the ability to create computed fields and summary tables. These files or tables can provide the direct input to the systems which manage customer touch points, including direct mail, telemarketing, sales management, and customer service, or as input for modeling tools. Extract specifications can be stored and re-used throughout the VALEX environment.

                                Optional Software

VALEX Eval

VALEX Eval provides the ability to establish a set of consistent performance metrics to monitor the performance of marketing investment plans and campaigns over time. It supports the evaluation of behavior change related to segments of customers, investment plans, campaigns, and specific value propositions.

VALEX  Designer

VALEX Designer is a powerful analysis environment that allows VALEX customers to build their own customized, multidimensional analysis views of their database. VALEX Designer includes a visual development environment that allows the End User to quickly create sophisticated multi-dimensional analysis applications. Designer supports development of reports, charts, graphs, drill downs, pivot tables, exception reports and other sophisticated analysis techniques. The VALEX Designer also includes a powerful multi-dimensional database allowing for rapid retrieval and analysis of key dimensions of the database.

                                  Appendix A-2


                    eXstatic(TM) Software Product Description





 Exchange's e-mail marketing tool that enables personalized communications with customers of the end users.

                                   APPENDIX B



                      DESCRIPTIONS OF VALUE-ADDED PRODUCTS


1. VAR's Strategy.com with eXstatic(TM) Software (Service Bureau), to provide Strategy Affiliates with email marketing services (in respect of the Strategy.com network services) to Affiliate Subscribers.


2.   VAR's other products with eXstatic(TM) Software

[EXCHANGE LOGO]

                                   APPENDIX C


                               DEVELOPER LICENSES

                     MAINTENANCE AND SUPPORT DELIVERY MODEL





Support Description                                                      Responsible Party

1.   Isolates problem to Licensed Software code.                                VAR

2.   Checks known fixes, updates, error corrections and,
if known, applies such fix, update or error correction
to the VAR System.                                                              VAR

3.   If problem is isolated to the Licensed Software code,
and 2 above does not fix the problem, System
Manager calls Exchange to report the problem.                                   VAR

4.   Exchange is provided with problem description, and
any necessary code, reports, supporting technical data,
dumps, etc., as may be required for Exchange to reproduce
the problem.                                                                    VAR

5.   Provide error correction or workaround for problem.                        Exchange

[EXCHANGE LOGO]

                                   APPENDIX D

                              END USER SUBLICENSES

                     MAINTENANCE AND SUPPORT DELIVERY MODEL





Support Description                                                      Responsible Party

1.   Takes call from End User reporting the problem.                            VAR

2.   Isolates problem to Licensed Software code.                                VAR

3.   Checks known fixes, updates, error corrections and,
if known, applies such fix, update or error correction
to the System.  Provides such fix, Update, or error correction,
to End User.                                                                    VAR

4.   If problem is isolated to the Licensed Software code,
and 3 above does not fix the problem, VAR System
Manager calls Exchange to report the problem.                                   VAR

5.   Collects all necessary technical data (i.e., code,
reports, supporting technical data, dumps, etc., from
End User.                                                                       VAR

6.   Exchange is provided with problem description, and
any necessary code, reports, supporting technical data,
dumps, etc., as may be required for Exchange to reproduce
the problem.                                                                    VAR

7. Provide error correction or workaround for problem to VAR. Exchange

8.   Provides error correction or workaround to End User.                       VAR

[EXCHANGE LOGO]

                                   APPENDIX E

                             SERVICE BUREAU LICENSE

                     MAINTENANCE AND SUPPORT DELIVERY MODEL





Support Description                                                      Responsible Party

1.   Takes call from Strategy Affiliate reporting the problem.                  VAR

2.   Isolates problem to Licensed Software code.                                VAR

3.   If problem is isolated to the Licensed Software code,
System Manager calls Exchange to report the problem.                            VAR

4.   Collects all necessary technical data (i.e., code,
reports, supporting technical data, dumps, etc.)                                VAR

5.   Exchange is provided with problem description, and
any necessary code, reports, supporting technical data,
dumps, etc., as may be required for Exchange to reproduce
the problem.                                                                    VAR

6.   Provide error correction or workaround for problem
to VAR.                                                                         Exchange

7.   Introduces error correction or workaround into
Service Bureau operations and services.                                         VAR



[EXCHANGE LOGO]
                                    EXHIBIT A


                           SCHEDULE OF DEVELOPER FEES


Description                                                                Fees Payable*
-----------                                                                -------------

1.       VALEX Developer License

A. License Fees
                                                                               $500,000
         Object Code Format
              1 copy Server Software Module
              10 copies Client Software Module


B. Annual Maintenance Fees

         First Year                                               Not separately priced

         Subsequent years (optional)                                           $100,000


2.       eXstatic Developer License

A. License Fees
         Object Code Format                                                    $500,000


B. Annual Maintenance Fees

         First Year                                               Not separately priced

         subsequent years (optional)                                           $100,000




Payment Terms: The fees described on this Exhibit A are payable to Exchange upon execution of this Agreement.


* VAR shall reimburse Exchange for actual, reasonable travel and out-of -pocket expenses incurred.

[EXCHANGE LOGO]
                                    Exhibit B


                       Sublicense and Service Bureau Fees


1.       Sublicense - VALEX(TM)software bundled with the Value-Added Product:

A.       Sublicense Royalty                      50% of Exchange's  then-current
                                                 list  price  for  the  Licensed
                                                 Software,  based on  VAR's  End
                                                 User's    customer     database
                                                 configuration or MCIF

         For each Sublicense issued by VAR to an End User, VAR shall pay to Exchange a Sublicense Royalty equal to 50% of Exchange's then current list license fee for the Licensed Software configuration. A copy of Exchange's current price list is attached, and Exchange reserves the right to change its price list at upon ninety (90) days' prior written notice to VAR. All Sublicense Royalties are due and payable within thirty (30) days from the execution date of the particular Sublicense Agreement out of which such payment arises.


B.       Annual Maintenance Royalty              10% of the Sublicense Royalty

         For each Sublicense issued by VAR to a End User, VAR shall pay to Exchange a Maintenance Royalty equal to 10% of the Sublicense Royalty. All Maintenance Royalty fees are due and payable within thirty (30) days from the execution date of the particular Sublicense Agreement out of which such payment arises. Subsequent annual Maintenance Royalty fees are due and payable on or before the beginning of the annual period to which such payment applies.


2.       Sublicense  -  eXstatic(TM)   Software  bundled  with  the  Value-Added
         Product:

A.       Sublicense Royalty                      Currently,  $97,500  (that  is,
                                                 50% of Exchange's  then-current
                                                 list  price  for  the  Licensed
                                                 Software)  plus  50% of the per
                                                 email    fee   based   on   the
                                                 following  list price  schedule
                                                 (monthly flat fee + incremental
                                                 monthly usage fee)

         Monthly Flat Fee, based on number of email messages sent during the month:



----------------- ---------------------- ----------------------- ---------------------- --------------------------- ---------------
1-200K messages    greater than 200-400K  greater than 400-600K  greater than 600-800K  greater than 800K-1 million   1-10 million
----------------- ---------------------- ----------------------- ---------------------- --------------------------- ---------------
$5,000            $5,000                 $9,000                   $12,000               $14,000                       $15,000
----------------- ---------------------- ----------------------- ---------------------- --------------------------- ---------------

         Incremental  Monthly Usage Fee,  based on number of email messages sent during the month:
---------------- ---------------------- ----------------------- ---------------------- --------------------------- -----------------
1-200K messages   greater than 200-400K  greater than 400-600K  greater than 600-800K  greater than 800K-1 million   1-10 million
---------------- ---------------------- ----------------------- ---------------------- --------------------------- -----------------
0                $.02 per email          $.015 per email        $.01 per email         $.005 per email              $.0025 per email
---------------- ---------------------- ------------------------ --------------------- --------------------------- -----------------



         For each Sublicense issued by VAR to an End User, VAR shall pay to Exchange a Sublicense Royalty equal to 50% of Exchange's then current list license and usage fees for the Licensed Software. Exchange reserves the right to change its price list upon ninety (90) days' prior written notice to VAR. All Sublicense Royalties for the Licensed Software are due and payable within thirty (30) days from the execution date of the particular Sublicense Agreement out of which such payment

[EXCHANGE LOGO]

         arises. All Sublicense Royalties for the per email usage are due and payable within thirty (30) days of the end of the month.


B.       Annual Maintenance Royalty                10% of the Sublicense Royalty
                                                   for the Licensed Software

         For each Sublicense issued by VAR to a End User, VAR shall pay to Exchange a Maintenance Royalty equal to 10% of the Sublicense Royalty for the Licensed Software. All Maintenance Royalty fees are due and payable within thirty (30) days from the execution date of the particular Sublicense Agreement out of which such payment arises. Subsequent annual Maintenance Royalty fees are due and payable on or before the beginning of the annual period to which such payment applies.

         All royalty fees are payable in US Dollars, and are exclusive of taxes. VAR will reimburse Exchange for all taxes levied against the Agreement and the licenses and/or services rendered hereunder, excluding any taxes based on Exchange's net income, corporate franchise or personal property ownership or employee related tax.


3. Service Bureau - eXstatic Software on a hosted basis with VAR acting as an Application Service Provider for Strategy Affiliates

A.       License fee:                 $100,000 per Strategy Affiliate registered
                                       with Strategy.com and designated by VAR


B.       Annual Maintenance Fee       $10,000

The fees described for this Item 3 are due and payable (a) on the Effective Date, in respect of all then current Strategy Affiliates registered with Strategy.com and designated by VAR, and (b) quarterly thereafter, beginning March 15, 2000, in respect of new Strategy Affiliates added during the applicable Reporting Quarter. With each payment, VAR shall provide Exchange a report of the total number of Strategy Affiliates registered with Strategy.com and designated by VAR for purposes of the Service Bureau, and the number of new Strategy Affiliates.

[EXCHANGE LOGO]
                                    EXHIBIT C

                   MASTER AGREEMENT FOR PROFESSIONAL SERVICES
                         (already provided by Exchange)

[MicroStrategy Letterhead]                            8000 Towers Crescent Drive
                                                      Vienna, Virginia 22182
                                                      703.848.8600
                                                      703.848.8610 Fax
                                                      info@microstrategy.com
                                                      www.microstrategy.com
December 30, 1999

Mr. Andrew J. Frawley
Chief Executive Officer
Exchange Applications, Inc.
89 South Street
Boston, MA 02111

Re:      Designation of Strategy  Affiliates in accordance  with the Value-Added
         Reseller  Agreement  between   MicroStrategy   Incorporated  (MSI)  and
         Exchange Applications, Inc. dated December 30, 1999 (the "Agreement")

Dear Andy:

We would like to designate the following Strategy Affiliates as being registered with the MSI Service Bureau for eXstatic Software.



WSJ Interactive                                           BeatingWallStreet.com
Riggs Bank                                                ICOA, Inc.
American Mobile Satellite Corp.                           Sundial Marketplace Corporation
Belo Interactive                                          Stocksystem.com, Inc.
NCR                                                       Aquis IP Communications
Ameritrade                                                Wealthcast.com
Nasdaq                                                    Blue Stone Capital Partners, L.P. (Trade.com)
fbr.com                                                   CSG Media, LLC (ForSalesPeople.com)
Cendex Corporation                                        Protavolori
USAToday.com                                              Green Mountain Asset Management
EarthLink Network, Inc.                                   twcresearch.com
Community of Science, Inc.                                All As One
Washingtonpost.com                                        Open Designer Ltd.
Metrocall Inc.                                            Wireless Enabled, LLC
MobileClick.com, Inc.                                     Aquis Communications
SMAC Data Systems, Inc.                                   1010WallStreet.com
Telestreet.com, Inc.                                      Canstock.com
The Market Radar                                          Avid Trading Company
Marble Management (The Daytrader Toad)                    Phone Center
Investor Educ Svcs, Inc. (VPA Forum)                      RightLine.net
BigPlayStocks.com, Inc.                                   Buy Sell or Hold Company
DayTrade Alerts, Inc.                                     iExpect.com, LLC
GayWired.com



In accordance with the terms of the Agreement, please invoice MSI $4,500,000 for the designation of the above list of Strategy Affiliates and $450,000 for the first year of maintenance for the Strategy Affiliates.

Regards,


/s/ Sanju Bansal
Sanju Bansal
Chief Executive Officer